SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2016

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael R. Long as Chief Executive Officer and Appointment of Louis A. Hoch as new Chief Executive Officer

Effective August 4, 2016, Mr. Long, one of our co-founders, retired as our long-standing Chief Executive Officer and Mr. Hoch, our other co-founder, was appointed as new Chief Executive Officer by our Board. Mr. Long will remain Chairman of our board of directors. Mr. Hoch will assume the position as our Chief Executive Officer in addition to his position as our President, Chief Operating Officer and Vice Chairman of the board of directors.

We are deeply grateful to Mr. Long for his many years of service and dedication to our Company.

Resignation of Mr. Kirk Taylor from the Board and the Audit Committee

Effective August 1, 2016, Kirk Taylor resigned from our board of directors and his respective committee appointments.

Item 9.01.	Financial Statements and Exhibits.

10.1	Letter of Resignation by Kirk Taylor, dated August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.
Date: August 5, 2016
By: /s/ Louis A. Hoch
Name: Louis A. Hoch
Title: Chief Executive Officer